                                                                    EXHIBIT 10.8

                   SECOND AMENDED INVESTORS' RIGHTS AGREEMENT

         This Second Amended Investors' Rights Agreement (this "AGREEMENT") is made and entered into as of August 13, 1999 by and among Chaparral Network Storage, Inc. (formerly Chaparral Technologies Inc.), a Delaware corporation (the "COMPANY"), the individuals and entities listed on Exhibit A attached hereto (the "CURRENT INVESTORS"), and the entities listed on Exhibit B attached hereto (the "NEW INVESTORS" and together with the Current Investors, the "INVESTORS").

         A. The Current Investors are party to that certain First Amended Investors' Rights Agreement dated as of March 31, 1999 (the "FIRST AMENDED AGREEMENT").

         B. The New Investors have agreed to purchase from the Company, and the Company has agreed to sell to the New Investors, shares of the Company's Series C Preferred Stock on the terms and conditions set forth in that certain Series C Preferred Stock Purchase Agreement, dated August 13, 1999 by and between the Company and each New Investor (the "PURCHASE AGREEMENT").

         C. It is a condition to the New Investors' obligations to enter into the Purchase Agreement that this Agreement be executed by the parties hereto.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. INFORMATION RIGHTS.

                  1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and/or shares of Common Stock of the Company ("COMMON STOCK") issued upon the conversion of such shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock ("CONVERSION STOCK") the Company will:

                           (a)      Annual Reports. Furnish to such Investor,
as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by an independent certified public accounting firm; and

                           (b)      Quarterly Reports. Furnish to such Investor
as soon as practicable, and in any case within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows, together with a comparison to the Company's operating plan and budget and statements of the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company's operating plan and budget for the period and stating that such statements fairly present the consolidated financial position and consolidated financial results of the Company for the fiscal quarter covered.

Each Investor agrees to hold all information received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

                  1.2 Inspection Rights. The Company shall permit each Investor holding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and/or shares of Conversion Stock, or any combination thereof, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor. Each Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

                  1.3 Board Rights. The Company shall permit Adaptec to have one
(1) representative attend all meetings of the Company's Board of Directors in a non-voting observer capacity and to receive any communications directed to members of the Board of Directors in their capacity as such. The Investors agree to hold all information received from such meetings in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

                  1.4 Termination of Certain Rights. The Company's obligations under Sections 1.1, 1.2 and 1.3 above will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), in which the gross proceeds raised for the Company's account (calculated before deduction of underwriters' discounts and omissions) exceeds $15,000,000 at a price greater than $1.10 per share of Common Stock (such price to be proportionally adjusted to reflect stock splits, stock dividends and the like).

                  2.  REGISTRATION RIGHTS.

                  2.1 Definitions. For purposes of this Section 2:

                           (a) Registration. The terms "REGISTER,"
"REGISTRATION" and "REGISTERED" and refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                           (b) Registrable Securities. The term "REGISTRABLE
SECURITIES" means: (i) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that are now owned or may hereafter be acquired by the Investors or the Investors' permitted successors and assigns and (ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                           (c) Registrable Securities Then Outstanding. The
number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                           (d) Holder. For purposes of this Section 2 and
Sections 3 and 4 hereof, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Warrant or shares of Series A Stock, Series B Stock or Series C Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register the Warrant or shares of Series A Stock, Series B Stock, or Series C Stock and that Holders of Registrable Securities will not be required to convert the Warrant or their shares of Series A Stock, Series B Stock or Series C Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                           (e) Form S-3. The term "FORM S-3" means such form
under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (f) SEC. The term "SEC" or "COMMISSION" means the
U.S. Securities and Exchange Commission.

                           (g) Series A Stock. The term "SERIES A STOCK" shall
mean the Company's Series A Preferred Stock, par value $0.001 per share.

                           (h) Series B Stock. The term "SERIES B STOCK" shall
mean the Company's Series B Preferred Stock, par value $0.001 per share.

                           (i) Series C Stock. The term "SERIES C STOCK" shall
mean the Company's Series C Preferred Stock, par value $0.001 per share.

                  2.2 Demand Registration.

                           (a) Request by Holders. If the Company shall receive
at any time after six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least two-thirds of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within twenty
(20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least twenty-five percent (25%) of all Registrable Securities then outstanding.

                           (b) Underwriting. If the Holders initiating the
registration request under this Section 2.2 ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                           (c) Maximum Number of Demand Registrations. The
Company is obligated to effect only two (2) such registrations pursuant to this
Section 2.2.

                           (d) Deferral. Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                           (e) Expenses. All expenses incurred in connection
with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

                  2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (a) Underwriting. If a registration statement under
which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to stockholders exercising any demand registration rights, second to the Company, and third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that: (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the shares included in the registration, except for a registration relating to the Company's initial public offering or an offering solely by stockholders of the Company exercising demand registration rights, from which all Registrable Securities may be excluded, and (ii) all shares that are not Registrable Securities and are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                           (b) Expenses. All expenses incurred in connection
with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

                  2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty-five percent (25%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                           (a) Notice. Promptly give written notice of the
proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                           (b) Registration. As soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                                     (i)    if Form S-3 is not available for
such offering;

                                     (ii)   if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                                     (iii)  if the Company shall furnish to the
Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4;

                                     (iv)   if the Company has, within the
twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

                                     (v)    in any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Expenses. Subject to the foregoing, the Company
shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

                           (d) Not Demand Registration. Form S-3 registrations
shall not be deemed to be demand registrations as described in Section 2.2 above.

                  2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holders such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                           (d) Use reasonable, diligent efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                  2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                           (a) By the Company. To the extent permitted by law,
the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "VIOLATIONS" and, individually, a "VIOLATION"):

                                    (i)     any untrue statement or alleged
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                    (ii)    the omission or alleged omission to
state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                                    (iii)   any violation or alleged violation
by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                           (b) By Selling Holders. To the extent permitted by
law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                           (c) Notice. Promptly after receipt by an indemnified
party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                           (d) Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (e) Contribution. In order to provide for just and
equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f) Survival. The obligations of the Company and
Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  2.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

                           (a) such agreement shall be applicable only to the
first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                           (b) all officers and directors of the Company then
holding Common Stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                           (b) Use reasonable, diligent efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                           (c) So long as a Holder owns any Registrable
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

                  2.11 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's initial public offering. Notwithstanding anything to the contrary contained in Section 2.2 or 2.4, if any Holder is eligible to sell Registrable Securities pursuant Rule 144(k) or any successor provision under the Securities Act (an "Excluded Holder"), the Registrable Securities of such Excluded Holder shall be disregarded in determining the requisite percentage of Registrable Securities that are required to initiate a registration pursuant to Section 2.2 or 2.4 (i.e., a registration under Section
2.2 must be initiated by persons holding at least two-thirds of the Registrable Securities held by all Holders who are not Excluded Holders and a registration under Section 2.4 must be initiated by persons holding at least 25% of the Registrable Securities held by all Holders who are not Excluded Holders). After a registration has been requested pursuant to Section 2.2 or 2.4, as the case may be, by the requisite percentage of shares held by Holders who are not Excluded Holders, all Holders (including Excluded Holders) shall be entitled to include their Registrable Securities in such registration subject to the terms and conditions of this Agreement.

                  2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a), or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

         3.       PRE-EMPTIVE RIGHTS.

                  3.1 General. Each Holder (as defined in Section 2.1(d)) and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "RIGHTS HOLDER") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "PRO RATA SHARE" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible.

                  3.2 New Securities. "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                           (a) up to 3,500,000 shares of the Company's Common
Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

                           (b) any shares of Series C Stock issued under the
Purchase Agreement, as such agreement may be amended.

                           (c) any securities issuable upon conversion of or
with respect to any then outstanding shares of Series A Stock, Series B Stock or Series C Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

                           (d) any securities issuable upon exercise of any
options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("WARRANT SECURITIES") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

                           (e) shares of the Company's Common Stock or Preferred
Stock issued in connection with any stock split or stock dividend;

                           (f) securities offered by the Company to the public
pursuant to a registration statement filed under the Securities Act;

                           (g) up to 250,000 shares of the Company's Common
Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing such number of shares being subject to proportional adjustment to reflect subdivisions, combinations and stock dividends affecting the number of outstanding shares of such stock; or

                           (h) securities issued pursuant to the acquisition of
another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

                  3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "NOTICE"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "NONPURCHASING HOLDER"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "PURCHASING HOLDER") written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "OVERALLOTMENT NOTICE"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) days after receiving the Overallotment Notice.

                  3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such ten (10) plus five (5) day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

                  3.5 Termination. This right of first refusal shall terminate
(a) immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public at an offering price of at least $1.10 per share (such offering price being subject to proportional adjustment to reflect subdivisions, combinations, stock dividends and similar transactions affecting the number of outstanding shares of Common Stock) for an aggregate gross public offering price (calculated before deduction of underwriters' discounts and commissions) of at least $15,000,000 or (b) upon (i) the acquisition of all or substantially all the assets of the Company or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

         4.       ASSIGNMENT AND AMENDMENT.

                  4.1 Assignment. Notwithstanding anything herein to the contrary:

                           (a) Information Rights. The rights of an Investor
under Section 1.1 or 1.2 or 1.4 hereof may be assigned only to (i) a party who acquires from an Investor (or an Investor's permitted assigns) at least 500,000 shares of Series A Stock, Series B Stock or Series C Stock subject to this Agreement and/or an equivalent number (on an as-converted basis) of

Registrable Securities issued upon conversion thereof or (ii) a partner, member or stockholder of an Investor who acquires at least 100,000 shares of Series A Stock, Series B Stock, or Series C Stock subject to this Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion.

                           (b) Registration Rights; Refusal Rights. The
registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to (i) a party who acquires at least 500,000 shares of Series A Stock, Series B Stock or Series C Stock subject to this Agreement and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof or
(ii) any partner, member or shareholder of an Investor or permitted transferee thereof; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

                  4.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Series A Stock, Series B Stock, Series C Stock and/or Conversion Stock representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "INVESTORS' SHARES" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Stock, Series B Stock and Series C Stock subject to this Agreement plus all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Series A Stock, Series B Stock or Series C Stock subject to this Agreement. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

         5.       GENERAL PROVISIONS.

                  5.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                           (a) if to the Investors, at the addresses set forth
on Exhibit A or Exhibit B, as applicable.

                           (b) if to the Company, at 1951 S. Fordham Street,
Longmont, Colorado 90503.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

                  5.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  5.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, excluding that body of law relating to conflict of laws and choice of law.

                  5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  5.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  5.6 Successors And Assigns. Subject to the provisions of
Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  5.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  5.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

                  5.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  5.12 Arbitration Any disputes between the Company and the Investors with respect to this Agreement shall be settled by binding, final arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect (the "AAA Rules"). Any arbitration proceeding shall be conducted in Denver, CO. The following arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available.

                  (a) Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                  (b) The AAA Rules for the selection of the arbitrator shall be followed.

                  (c) Each party to such arbitration shall each advance an equal portion of the initial compensation to be paid to the arbitrator in any such arbitration and an equal portion of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the arbitrator shall have the discretion to grant to the prevailing party in any arbitration an award of attorneys' fees and costs, and all costs of arbitration.

                  (d) The parties shall be entitled to conduct discovery proceedings in accordance with the provisions of the Federal Rules of Civil Procedure, subject to any limitation imposed by the arbitrator.

                  (e) For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceedings.

                  (f) Upon the conclusion of any arbitration proceeding hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by him or her and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

                  (g) The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                  (h) The parties acknowledge that, except as specifically provided in this Agreement, no other action need be taken by either party before proceeding directly in accordance with the provisions of this Section.

                  (i) The arbitration provisions set forth in this Section 5.12 are intended by the parties to be exclusive for all purposes and applicable to each and every controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, the meaning, application and/or interpretation of this Agreement, any breach hereof and/or any voluntary or involuntary termination of this Agreement with or without cause, including, without limitation, any such controversy, dispute and/or claim which, if pursued through any state or federal court or administrative agency, would arise at law, in equity and/or pursuant to statutory, regulatory and/or common law rules, regardless of whether any such dispute, controversy and/or claim would arise in and/or from contract, tort or any other legal and/or equitable theory or basis. The prevailing party in any action instituted pursuant to this Section 5.13(i), or in any appeal from any arbitration conducted pursuant to this Section 5.13, shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such litigation.

         5.13 Effectiveness; Termination of the Original Agreement This Agreement shall become effective upon the later to occur of (a) its execution by
(i) holders of at least a majority of the Registrable Securities as defined in the First Amended Agreement, (ii) the Company and (iii) the New Investor and (b) the first closing of the sale of the Series C Preferred Stock under the Purchase Agreement. Upon effectiveness of this Agreement, the First Amended Agreement shall be terminated and shall be of no further force or effect.





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         THE COMPANY:


                                         Chaparral Network Storage, Inc.,
                                         a Delaware corporation

                                         By: /s/ Gary L. Allison
                                            -----------------------------------
                                            Name:  Gary L. Allison
                                            Title: Chief Executive Officer

                                         THE CURRENT INVESTORS:


                                         Adaptec, Inc.,
                                         a Delaware corporation

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         Chaparral Systems, Inc.


                                         By: /s/ Gary L. Allison
                                            -----------------------------------
                                            Name:  Gary L. Allison
                                            Title: Chief Executive Officer


                                         --------------------------------------
                                         William R. Childs

                                         --------------------------------------
                                         Haim Brill

                                         /s/ Grant Saviers
                                         --------------------------------------
                                         Grant Saviers

                                         /s/ Robert Graham
                                         --------------------------------------
                                         Robert Graham


                                         Harvest Storage Technology Partners LLC
                                           a Delaware limited liability company

                                         By: /s/ Robert Harvey
                                            -----------------------------------
                                            Name:  Robert Harvey
                                            Title: Manager

                                         Woodcarvers LLC
                                           a Delaware limited liability company

                                         By: /s/ Robert Harvey
                                            -----------------------------------
                                            Name:  Robert Harvey
                                            Title: Manager

                                         /s/ Sam Coleman
                                         --------------------------------------
                                         Sam Coleman

                                         /s/ Frank Bigelow
                                         --------------------------------------
                                         Frank Bigelow

                                         The Linde Company

                                         By: /s/ Ian Linde
                                            -----------------------------------
                                            Name:  Ian Linde
                                            Title: Partner

                                         THE NEW INVESTORS:


                                         Ohio Valley Venture Fund L.P.


                                         OSF Ltd, its general partner


                                         By: /s/ Karl Elderkin
                                            -----------------------------------
                                         Name:  Karl Elderkin
                                         Title: President

                                         Woodcarvers LLC
                                          a Delaware limited liability company

                                         By: /s/ Robert Harvey
                                            -----------------------------------
                                            Name:  Robert Harvey
                                            Title:

                                         /s/ Sam Coleman
                                         --------------------------------------
                                         Sam Coleman